Exhibit 16.1

December 29, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen:

Re: Gala Pharmaceutical, Inc. (formerly Gala Global Inc.)

Commission File No. 000-52044

We have read the statements of the Company pertaining to our firm included in Item 4.01 of the Form 8-K dated December 29, 2017 and are in agreement with the statements contained in that document pertaining to our firm.

Very truly yours,

/s/ Pritchett, Siler and Hardy P.C.

Pritchett, Siler and Hardy P.C.